EXHIBIT 2.5.6


                                LICENSE AGREEMENT

         This License Agreement is entered into and is effective as of the second day of July 1998, between MFS Communications Company Inc., a Delaware corporation ("Licensor"), and Able Telcom Holding Corp., a Florida corporation ("Licensee").

         WHEREAS, Licensor is the owner of the trademarks listed on Schedule A hereto (the "Licensed Trademarks");

         WHEREAS, Licensor and Licensee have entered into an Agreement and Plan of Merger, dated as of April 26, 1998, amended by an Amendment thereto, dated as of July 2, 1998 (the "Merger Agreement"), whereby Licensee is acquiring the NT Business, as that term is defined in the Merger Agreement;

         WHEREAS, Licensee is desirous of using the Licensed Trademarks in connection with its conduct of the NT Business; and

         WHEREAS, Licensor is willing to grant to Licensee a limited license to use the Licensed Trademarks for such purpose.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties agree as follows:

         1. Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement.

         2. Licensor hereby grants Licensee a limited, non-transferrable, royalty-free, exclusive license during the Term, as defined below, to use the Licensed Trademarks in the United States in connection with the conduct of the NT Business.

         3. Notwithstanding the provisions of section 2 hereof, during the Term, Licensor and all of its affiliates and subsidiaries may freely use the Licensed Trademarks and the MFS name in their businesses, provided that the Licensed Trademarks may not be used in businesses that compete directly with the NT Business in the United States.


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         4. All use of the Licensed Trademarks shall be followed by the language
"A subsidiary of Able Telcom."

         5. In addition to the requirements of section 4 hereof, Licensee shall use the Licensed Trademarks according to the specifications, formulas and instructions of Licensor, which shall be in substantially the same form and manner in which Licensor used the Licensed Trademarks as of the Closing Date. Licensee undertakes to comply with all laws, rules and regulations pertaining to the use of the Licensed Trademarks, and agrees to apply appropriate statutory notice of registration where applicable. In the event Licensee desires to use the Licensed Trademarks in a substantially different form or manner than the Licensed Trademarks are currently used in connection with the NT Business, Licensee shall request Licensor's consent to such use, which consent shall not be unreasonably withheld or delayed.

         6. The trademark license and rights granted herein shall commence on the date first written above and terminate eighteen (18) months thereafter (the "Term").

         7. Licensee shall permit Licensor's representatives, upon reasonable notice during regular business hours, to inspect all premises whereon materials bearing the Licensed Trademarks are stored by Licensee, and shall do all such other things as may be reasonably necessary, to satisfy Licensor that said materials conform to the terms of this Agreement. Licensee shall, on Licensor's request, supply Licensor or its authorized representatives with samples of all materials bearing the Licensed Trademarks.

         8. Licensee agrees to submit to Licensor for approval the original and all subsequent new formats of labels, packages, package inserts incorporating the Licensed Trademarks not used by Licensor prior to the Closing Date, and shall not use the same without the prior approval of Licensor, such approval not to be unreasonably withheld. Further, at the request of Licensor, Licensee shall submit to Licensor for approval, such approval not to be unreasonably withheld, specimens of the sales promotional material and other printed matter incorporating the Licensed Trademarks and shall comply with all requirements of Licensor relating to the same. Licensor shall review all materials submitted for approval pursuant to this section within fifteen (15) business days of receipt of such materials by the individual designated by Licensor as responsible for granting such approval.


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



         9. Licensee acknowledges that Licensor is the owner of the Licensed Trademarks, and that all use of the Licensed Trademarks by Licensee (i) for purposes of trademark ownership and enforcement shall inure to the benefit of Licensor; and (ii) shall not create in Licensee's favor any ownership interest in the Licensed Trademarks.

         10. Licensee shall inform Licensor of any infringement or suspected infringement of the Licensed Trademarks of which it becomes aware during the term of this Agreement.

         11. On termination of this license and the rights granted herein, Licensee shall take all necessary actions and steps to cease immediately all use of the Licensed Trademarks, including but not limited to changing its trade name or d/b/a to a name that does not include the Licensed Trademarks, and shall thereafter not adopt or use any confusingly similar trademarks, service marks, or trade names.

         12. Licensor agrees to defend, indemnify and hold Licensee, its officers, directors, affiliates, employees, representatives and agents harmless from any claims, liabilities and damages, including attorneys fees and disbursements, resulting from claims that the Licensed Trademarks infringe the intellectual property rights of a third party.

         13. Except for liabilities and damages resulting from claims that the Licensed Trademarks infringe the intellectual property rights of a third party, Licensee agrees to defend, indemnify and hold Licensor its officers, directors, affiliates, employees, representatives and agents harmless from any claims, liabilities and damages, including attorneys fees and disbursements, resulting from the use by Licensee of the Licensed Trademarks.

         14. In the event of an alleged breach of any of the terms and conditions hereof, Licensor shall provide to Licensee notice, to the address set forth in the Merger Agreement, of such alleged breach and a reasonable opportunity to cure. In the event Licensee does not cure the breach within fifteen (15) days of notice from Licensor, Licensor may terminate the Agreement immediately upon notice to Licensee.

         15. This Agreement, the Merger Agreement, and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes


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all prior agreements and understandings, oral and written, with respect to its subject matter.

         16. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

         17. This Agreement may not be assigned directly or indirectly by Licensee, except to a subsidiary or an affiliate of Licensee.

         18. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by either party to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of both parties, but such waiver or other failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         19. This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

         20. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.



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         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

MFS COMMUNICATIONS                                   ABLE TELCOM HOLDING
   COMPANY, INC.                                             CORP.

By:      /S/ JOHN SIDGMORE                           By:   FRAZIER L. GAINES
   ------------------------                             ------------------------
Title______________________                          Title:    PRESIDENT AND CEO
Date_______________________                          Date:     JULY   , 1998




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                                   SCHEDULE A

                               Licensed Trademarks

         1.       MFS Transtech
         2.       MFS Network Technologies
         3.       MFS Network Technologies & design
         4.       MFS NT
         5.       MFS TT



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